Exhibit 99.1

Visa Inc. Reports Fiscal Second Quarter 2013 Net Income of $1.3 billion or $1.92 per diluted share

•	Broad-based net revenue growth of 15%

•	Company repurchased 12 million shares during the quarter, leaving $1.0 billion in remaining authorization

Foster City, CA, May 1, 2013 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal second quarter 2013 ended March 31, 2013. Net income for the quarter was $1.3 billion or $1.92 per share, an increase of 17% and 20%, respectively, over the prior year adjusted results. The prior year results were adjusted to exclude a one-time non-cash benefit of $208 million related to the remeasurement of net deferred tax liabilities taken in the fiscal second quarter of 2012.

On a GAAP basis, net income for the quarter decreased 2% and diluted earnings per share increased 1% over the prior year. All references to earnings per share assume fully-diluted class A share count unless otherwise noted. The Company’s adjusted quarterly net income per share of class A common stock is a non-GAAP financial measure that is reconciled to its most directly comparable GAAP measure in the accompanying financial tables.

Net operating revenue in the fiscal second quarter of 2013 was $3.0 billion, an increase of 15% over the prior year, driven by strong growth in service revenues, data processing revenues and international transaction revenues. There was no significant impact on current quarter results related to the strengthening or weakening of the U.S. dollar over the prior year.

“Visa’s strong financial and operational performance reflects continued momentum across our core business during the fiscal second quarter,” said Charlie Scharf, Chief Executive Officer. “To drive future transaction growth, we continue to invest in new technologies, channels and capabilities to make Visa transactions more valuable, accessible and secure. Looking ahead, we will continue to evolve our business practices to better support clients of all sizes.”

Fiscal Second Quarter 2013 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months December 31, 2012, on which fiscal second quarter service revenue is recognized, was 9% over the prior year at $1.1 trillion.

Payments volume growth, on a constant dollar basis, for the three months ended March 31, 2013, was 9% over the prior year at $1.0 trillion.

Cross-border volume growth, on a constant dollar basis, was 10% for the three months ended March 31, 2013.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended March 31, 2013, were 13.9 billion, a 6% increase over the prior year.

Fiscal second quarter 2013 service revenues were $1.4 billion, an increase of 10% versus the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 25% over the prior year to $1.2 billion. International transaction revenues, which are driven by cross-border activity, grew 13% over the prior year to $831 million. Other revenues, which include the Visa Europe licensing fee, were $175 million, a 2% decrease over the prior year. Client incentives, which are a contra revenue item, were $567 million and represent 16% of gross revenues.

Total operating expenses were $1.1 billion for the quarter, a 13% increase over the prior year, primarily due to personnel, marketing and network and processing fees associated with investments in technology projects to support our global growth initiatives.

The effective tax rate was 32% for the quarter ended March 31, 2013.

Cash, cash equivalents, and available-for-sale investment securities were $5.6 billion at March 31, 2013.

The weighted-average number of diluted class A common stock outstanding was 660 million for the quarter ended March 31, 2013.

Notable Events:

During the three months ended March 31, 2013, the Company repurchased 12 million shares of class A common stock, at an average price of $157.24 per share, using $1.8 billion of cash on hand. The Company has $1.0 billion of remaining funds authorized by the board of directors available for share repurchase.

As announced on April 24, 2013 the Board of Directors declared a quarterly dividend in the aggregate amount of $0.33 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on June 4, 2013, to all holders of record of the Company’s class A, class B and class C common stock as of May 17, 2013.

Financial Outlook:

Visa Inc. updates its financial outlook for the following metric for fiscal 2013:

•	Client incentives as a percent of gross revenues: 16% to 17% range; and

•	Adjusted annual diluted class A common stock earnings per share growth: Around 20%.

Visa Inc. affirms its financial outlook for the following metrics for fiscal 2013:

•	Annual net revenue growth: Low double digits;

•	Marketing expenses: Under $1 billion;

•	Annual operating margin: About 60%;

•	Tax rate: 30% to 32% range;

•	Capital expenditures: $425 million to $475 million range; and

•	Annual free cash flow: About $6 billion.

Fiscal Second Quarter 2013 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa Inc. is a global payments technology company that connects consumers, businesses, financial institutions and governments in more than 200 countries and territories to fast, secure and reliable digital currency. Underpinning digital currency is one of the world’s most advanced processing networks-VisaNet-that is capable of handling more than 24,000 transaction messages a second, with fraud protection for consumers and guaranteed payment for merchants. Visa is not a bank, and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit http://www.corporate.visa.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the terms “outlook,” “will,” and similar references to the future. Examples of such forward-looking statements include, but are not limited to, statements we make about our revenue, earnings per share, incentive payments, expenses, operating margin, tax rate, capital expenditures, free cash flow, consumer credit and debit volume and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors, including the following:

•	the impact of laws, regulations and marketplace barriers, including:

•	rules capping debit interchange reimbursement fees promulgated under the U.S. Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act;

•	rules under the Dodd-Frank Act expanding issuers’ and merchants’ choice among debit payment networks;

•	increased regulation outside the United States and in other product categories;

•	increased government support of national payment networks outside the United States; and

•	rules about consumer privacy and data use and security;

•	developments in litigation and government enforcement, including:

•	those affecting interchange reimbursement fees, antitrust and tax disputes; and

•	our failure to satisfy the conditions necessary to make the multidistrict litigation settlement effective;

•	economic factors, such as:

•	an increase or spread of the current European crisis involving sovereign debt and the euro;

•	the failure to raise the “debt ceiling” or to resolve the current sequestration in the United States;

•	cross-border activity and currency exchange rates;

•	material changes in our clients’ performance compared to our estimates; and

•	other global economic, political and health conditions;

•	industry developments, such as competitive pressure, rapid technological developments, and disintermediation from the payments value stream;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data compromises or increased fraudulent or other illegal activities involving our cards; and

•	issues arising at Visa Europe, including failure to maintain interoperability between our systems;

•	costs and liquidity needs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	loss of organizational effectiveness or key employees;

•	failure to integrate acquisitions successfully or to effectively launch new products and businesses; and

the other factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10–K on file with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Unless required to do so by law, we do not intend to update or revise any forward–looking statement, because of new information or future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com

Media Relations: Will Valentine, 650-432-2990, globalmedia@visa.com

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2013	September 30, 2012
	(in millions, except par value data)
Assets
Cash and cash equivalents	$1,377	$2,074
Restricted cash - litigation escrow	49	4,432
Investment securities
Trading	72	66
Available-for-sale	1,270	677
Income tax receivable	1,163	179
Settlement receivable	488	454
Accounts receivable	802	723
Customer collateral	846	823
Current portion of client incentives	215	209
Deferred tax assets	421	2,027
Prepaid expenses and other current assets	211	122

Total current assets	6,914	11,786
Investment securities, available-for-sale	2,974	3,283
Client incentives	100	58
Property, equipment and technology, net	1,674	1,634
Other assets	331	151
Intangible assets, net	11,385	11,420
Goodwill	11,681	11,681

Total assets	$35,059	$40,013

Liabilities
Accounts payable	$118	$152
Settlement payable	722	719
Customer collateral	846	823
Accrued compensation and benefits	358	460
Client incentives	890	830
Accrued liabilities	599	584
Accrued litigation	6	4,386

Total current liabilities	3,539	7,954
Deferred tax liabilities	4,046	4,058
Other liabilities	579	371

Total liabilities	8,164	12,383

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 519 and 535 shares issued and outstanding at March 31, 2013, and September 30, 2012, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at March 31, 2013, and September 30, 2012	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 29 and 31 shares issued and outstanding at March 31, 2013, and September 30, 2012, respectively	—	—
Additional paid-in capital	19,305	19,992
Accumulated income	7,723	7,809
Accumulated other comprehensive income (loss), net
Investment securities, available-for-sale	35	3
Defined benefit pension and other postretirement plans	(183)	(186)
Derivative instruments classified as cash flow hedges	16	13
Foreign currency translation adjustments	(1)	(1)

Total accumulated other comprehensive loss, net	(133)	(171)

Total equity	26,895	27,630

Total liabilities and equity	$35,059	$40,013

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2013	2012	2013	2012
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,369	$1,241	$2,669	$2,392
Data processing revenues	1,150	922	2,265	1,873
International transaction revenues	831	733	1,636	1,481
Other revenues	175	179	354	357
Client incentives	(567)	(497)	(1,120)	(978)

Total operating revenues	2,958	2,578	5,804	5,125

Operating Expenses
Personnel	486	431	940	820
Marketing	195	170	388	360
Network and processing	119	103	229	201
Professional fees	91	82	179	152
Depreciation and amortization	98	80	190	160
General and administrative	108	106	214	208
Litigation provision	1	—	4	—

Total operating expenses	1,098	972	2,144	1,901

Operating income	1,860	1,606	3,660	3,224
Non-operating (expense) income	(3)	3	(2)	2

Income before income taxes	1,857	1,609	3,658	3,226
Income tax provision	587	317	1,095	907

Net income including non-controlling interest	1,270	1,292	2,563	2,319
Loss attributable to non-controlling interest	—	—	—	2

Net income attributable to Visa Inc.	$1,270	$1,292	$2,563	$2,321

Basic earnings per share
Class A common stock	$1.93	$1.92	$3.87	$3.41

Class B common stock	$0.81	$0.82	$1.63	$1.56

Class C common stock	$1.93	$1.92	$3.87	$3.41

Basic weighted-average shares outstanding
Class A common stock	524	524	528	522

Class B common stock	245	245	245	245

Class C common stock	28	42	29	44

Diluted earnings per share
Class A common stock	$1.92	$1.91	$3.86	$3.40

Class B common stock	$0.81	$0.81	$1.62	$1.55

Class C common stock	$1.92	$1.91	$3.86	$3.40

Diluted weighted-average shares outstanding
Class A common stock	660	676	665	683

Class B common stock	245	245	245	245

Class C common stock	28	42	29	44

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended March 31,
	2013	2012
	(in millions)
Operating Activities
Net income including non-controlling interest	$2,563	$2,319
Adjustments to reconcile net income including non-controlling interest to net cash provided by (used in) operating activities:
Amortization of client incentives	1,120	978
Share-based compensation	98	76
Excess tax benefit for share-based compensation	(56)	(27)
Depreciation and amortization of property, equipment, technology and intangible assets	190	160
Deferred income taxes	1,580	(200)
Other	35	(36)
Change in operating assets and liabilities:
Income tax receivable	(984)	(30)
Settlement receivable	(34)	(96)
Accounts receivable	(79)	(95)
Client incentives	(1,108)	(724)
Other assets	(327)	(2)
Accounts payable	(15)	(94)
Settlement payable	3	253
Accrued and other liabilities	218	41
Accrued litigation	(4,384)	(140)

Net cash (used in) provided by operating activities	(1,180)	2,383

Investing Activities
Purchases of property, equipment, technology and intangible assets	(211)	(162)
Proceeds from disposal of property, equipment and technology	—	2
Investment securities, available-for-sale:
Purchases	(1,854)	(2,140)
Proceeds from sales and maturities	1,616	1,530

Net cash used in investing activities	(449)	(770)

Financing Activities
Repurchase of class A common stock	(3,073)	(75)
Dividends paid	(437)	(300)
Deposits into litigation escrow account—retrospective responsibility plan	—	(1,565)
Payments from litigation escrow account—retrospective responsibility plan	4,383	140
Cash proceeds from exercise of stock options	84	77
Restricted stock and performance shares settled in cash for taxes	(64)	—
Excess tax benefit for share-based compensation	56	27
Payment for earn-out related to PlaySpan acquisition	(12)	—
Principal payments on capital lease obligations	(5)	(6)

Net cash provided by (used in) financing activities	932	(1,702)

Effect of exchange rate changes on cash and cash equivalents	—	4

Decrease in cash and cash equivalents	(697)	(85)
Cash and cash equivalents at beginning of year	2,074	2,127

Cash and cash equivalents at end of period	$1,377	$2,042

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$421	$1,071
Amounts included in accounts payable and accrued and other liabilities related to purchases of property, equipment, technology and intangible assets	$41	$52

VISA INC.

FISCAL 2013 AND 2012 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2013 Quarter Ended		Fiscal 2012 Quarter Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	(in millions)
Operating Revenues
Service revenues	$1,369	$1,300	$1,264	$1,216	$1,241
Data processing revenues	1,150	1,115	1,062	1,040	922
International transaction revenues	831	805	796	748	733
Other revenues	175	179	172	175	179
Client incentives	(567)	(553)	(563)	(614)	(497)

Total operating revenues	2,958	2,846	2,731	2,565	2,578

Operating Expenses
Personnel	486	454	471	435	431
Marketing	195	193	271	242	170
Network and processing	119	110	111	102	103
Professional fees	91	88	134	99	82
Depreciation and amortization	98	92	89	84	80
General and administrative	108	106	131	112	106
Litigation provision	1	3	2	4,098	—

Total operating expenses	1,098	1,046	1,209	5,172	972

Operating income (loss)	1,860	1,800	1,522	(2,607)	1,606
Non-operating (expense) income	(3)	1	66	—	3

Income (loss) before income taxes	1,857	1,801	1,588	(2,607)	1,609
Income tax provision (benefit)	587	508	(74)	(768)	317

Net income (loss) attributable to Visa Inc.	$1,270	$1,293	$1,662	$(1,839)	$1,292

VISA INC.

Reconciliation of Non-GAAP Financial Results

US$ in millions, except percentages and per share data

Our reported financial results for the three months ended March 31, 2012 benefited from a one-time non-cash adjustment of $208 million related to the remeasurement of our net deferred tax liabilities (“deferred tax adjustment”), which was recorded in our income tax provision during that period. We believe the presentation of adjusted net income and adjusted diluted earnings per share for the three months ended March 31, 2012, excluding the $208 million benefit, provides a clearer understanding of our operating performance in that period. The following table presents our financial results for the three months ended March 31, 2013, as compared to our adjusted financial results for the three months ended March 31, 2012.

	Net income attributable to Visa Inc.			Fully-diluted earnings per share(1)
	Three Months Ended March 31,			Three Months Ended March 31,
	2013	2012	% Change	2013	2012	% Change
As reported	$1,270	$1,292	(2)%	$1.92	$1.91	1%
Impact of deferred tax adjustment	—	(208)		—	(0.31)

Adjusted	$1,270	$1,084	17%	$1.92	$1.60	20%
Weighted-average number of diluted shares outstanding (as reported)				660	676

(1)	Figures in the table may not recalculate exactly due to rounding. Earrnings per share is calculated based on whole numbers, not the rounded numbers presented.

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended March 31, 2013, as well as the prior four quarterly reporting periods and the 12 months ended March 31, 2013 and 2012, for cards carrying the Visa, Visa Electron and Interlink brands. Also included is a table with information on the number of billable transactions processed on Visa Inc.’s CyberSource network.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended March 31, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$449	10.0%	12.1%	$296	10.1%	13.0%	3,122	$153	9.9%	10.5%	770
Canada	56	0.9%	1.1%	52	1.8%	2.0%	491	5	-8.8%	-8.6%	10
CEMEA	242	14.6%	16.7%	50	24.9%	28.4%	931	192	12.2%	14.0%	1,062
LAC	223	-11.0%	-4.4%	98	9.5%	19.2%	2,234	125	-22.5%	-17.3%	804
US	636	3.4%	3.4%	529	4.1%	4.1%	10,364	107	-0.3%	-0.3%	830

Visa Inc.	1,607	4.2%	6.2%	1,025	7.1%	8.8%	17,144	581	-0.4%	2.0%	3,476
Visa Credit Programs
US	$255	9.2%	9.2%	$244	9.1%	9.1%	2,841	$12	12.6%	12.6%	15
Rest of World	442	7.4%	10.8%	395	8.2%	11.9%	4,587	47	1.7%	2.1%	179

Visa Inc.	697	8.1%	10.2%	638	8.5%	10.8%	7,429	59	3.7%	4.0%	193
Visa Debit Programs
US	$381	-0.2%	-0.2%	$285	0.3%	0.3%	7,523	$96	-1.6%	-1.6%	815
Rest of World	529	2.7%	6.2%	102	19.7%	24.4%	2,192	427	-0.6%	2.6%	2,467

Visa Inc.	910	1.5%	3.4%	387	4.7%	5.7%	9,715	523	-0.8%	1.8%	3,282

	For the 3 Months Ended December 31, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$459	12.1%	11.7%	$313	13.5%	12.6%	3,264	$145	9.2%	9.7%	755	570	670
Canada	67	10.4%	6.6%	62	11.1%	7.3%	561	5	2.1%	-1.4%	11	28	38
CEMEA	261	18.3%	19.8%	51	29.8%	32.3%	917	211	15.8%	17.1%	1,148	273	272
LAC	255	-3.0%	4.5%	103	10.7%	20.7%	2,355	152	-10.6%	-4.2%	938	402	431
US	654	2.9%	2.9%	545	3.0%	3.0%	10,636	109	2.6%	2.6%	863	548	716

Visa Inc.	1,695	6.7%	7.9%	1,074	8.1%	8.6%	17,734	621	4.4%	6.8%	3,713	1,822	2,128
Visa Credit Programs
US	$274	10.5%	10.5%	$262	10.8%	10.8%	3,130	$12	4.5%	4.5%	16	217	277
Rest of World	477	10.8%	11.0%	424	12.0%	12.4%	4,843	52	2.3%	0.9%	196	460	518

Visa Inc.	751	10.7%	10.8%	687	11.5%	11.8%	7,974	64	2.7%	1.6%	212	677	795
Visa Debit Programs
US	$379	-2.0%	-2.0%	$282	-3.4%	-3.4%	7,506	$97	2.3%	2.3%	847	331	439
Rest of World	564	8.0%	11.6%	105	22.9%	27.2%	2,254	460	5.1%	8.6%	2,655	813	893

Visa Inc.	944	3.7%	5.7%	387	2.6%	3.3%	9,760	557	4.6%	7.5%	3,502	1,145	1,333

Operational Performance Data

	For the 3 Months Ended September 30, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$429	6.7%	9.2%	$290	6.5%	8.2%	3,115	$139	7.3%	11.5%	693	558	659
Canada	62	2.3%	3.7%	57	2.8%	4.3%	528	5	-3.7%	-2.3%	11	27	35
CEMEA	238	11.9%	18.9%	47	27.0%	35.6%	805	191	8.8%	15.4%	1,070	264	265
LAC	239	-4.1%	9.8%	92	3.5%	19.8%	2,165	147	-8.3%	4.2%	909	395	424
US	631	0.8%	0.8%	521	0.9%	0.9%	10,335	110	0.6%	0.6%	886	535	698

Visa Inc.	1,599	3.2%	6.9%	1,008	3.8%	5.9%	16,947	591	2.1%	8.5%	3,569	1,778	2,081
Visa Credit Programs
US	$261	8.2%	8.2%	$250	9.2%	9.2%	2,977	$11	-10.1%	-10.1%	16	213	273
Rest of World	441	4.9%	8.9%	392	6.2%	10.1%	4,593	49	-3.9%	0.1%	190	455	515

Visa Inc.	703	6.1%	8.6%	642	7.3%	9.8%	7,570	61	-5.1%	-2.0%	206	669	788
Visa Debit Programs
US	$370	-3.8%	-3.8%	$272	-5.8%	-5.8%	7,358	$98	2.0%	2.0%	870	322	426
Rest of World	526	4.6%	13.2%	95	11.4%	20.2%	2,019	432	3.2%	11.8%	2,493	788	868

Visa Inc.	896	0.9%	5.5%	366	-1.8%	-0.2%	9,376	530	3.0%	9.9%	3,364	1,110	1,293

	For the 3 Months Ended June 30, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$413	8.8%	11.2%	$277	11.5%	13.0%	3,001	$136	3.6%	7.6%	651	537	645
Canada	61	1.8%	6.3%	56	1.9%	6.4%	513	5	0.8%	5.2%	11	25	33
CEMEA	234	14.4%	23.4%	45	28.4%	39.2%	751	189	11.5%	20.2%	1,088	256	258
LAC	244	-0.3%	15.4%	88	3.2%	19.9%	2,055	155	-2.1%	13.0%	961	385	415
US	619	-0.6%	-0.6%	513	-1.1%	-1.1%	10,024	107	1.5%	1.5%	861	524	682

Visa Inc.	1,570	3.9%	8.1%	978	3.9%	6.2%	16,344	592	3.9%	11.5%	3,572	1,726	2,032
Visa Credit Programs
US	$256	9.2%	9.2%	$246	9.7%	9.7%	2,887	$11	-0.4%	-0.4%	15	209	265
Rest of World	426	6.7%	11.2%	378	8.5%	12.9%	4,437	49	-5.6%	0.0%	192	451	511

Visa Inc.	683	7.6%	10.5%	623	9.0%	11.6%	7,324	59	-4.7%	-0.1%	207	660	776
Visa Debit Programs
US	$363	-6.6%	-6.6%	$267	-9.3%	-9.3%	7,137	$96	1.7%	1.7%	846	315	417
Rest of World	525	7.5%	17.7%	88	16.9%	28.3%	1,883	437	5.8%	15.8%	2,519	752	839

Visa Inc.	888	1.2%	6.4%	355	-3.9%	-2.2%	9,020	533	5.0%	13.0%	3,364	1,067	1,256

	For the 3 Months Ended March 31, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$408	16.0%	14.0%	$269	16.6%	14.1%	2,874	$139	14.7%	13.9%	637	530	631
Canada	56	6.8%	8.8%	51	6.9%	8.9%	463	5	5.6%	7.5%	10	24	32
CEMEA	211	19.1%	24.2%	40	33.3%	40.3%	665	171	16.1%	20.9%	1,015	250	251
LAC	251	13.2%	18.6%	90	16.9%	22.8%	2,016	161	11.2%	16.4%	953	391	420
US	616	7.0%	7.0%	508	6.5%	6.5%	10,119	108	9.3%	9.3%	880	521	676

Visa Inc.	1,541	11.8%	12.7%	958	11.1%	11.1%	16,138	584	13.0%	15.6%	3,495	1,716	2,009
Visa Credit Programs
US	$234	11.8%	11.8%	$223	12.1%	12.1%	2,599	$10	5.5%	5.5%	15	205	265
Rest of World	411	13.1%	12.8%	365	14.9%	14.4%	4,229	47	0.8%	1.9%	182	453	513

Visa Inc.	645	12.6%	12.4%	588	13.8%	13.5%	6,828	57	1.6%	2.6%	197	658	778
Visa Debit Programs
US	$382	4.2%	4.2%	$284	2.4%	2.4%	7,520	$97	9.7%	9.7%	865	315	410
Rest of World	515	17.1%	20.7%	85	26.0%	29.7%	1,790	429	15.5%	19.1%	2,433	742	820

Visa Inc.	897	11.2%	12.9%	370	7.0%	7.5%	9,310	527	14.4%	17.2%	3,299	1,058	1,231

Operational Performance Data

	For the 12 Months Ended March 31, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,749	9.4%	11.1%	$1,176	10.4%	11.7%	12,504	$573	7.6%	9.8%	2,868
Canada	246	3.9%	4.5%	227	4.5%	5.1%	2,093	20	-2.4%	-1.8%	43
CEMEA	975	14.8%	19.6%	193	27.5%	33.6%	3,404	782	12.1%	16.7%	4,368
LAC	961	-4.6%	6.0%	382	6.8%	19.9%	8,809	578	-10.9%	-1.5%	3,612
US	2,540	1.6%	1.6%	2,107	1.7%	1.7%	41,359	433	1.1%	1.1%	3,440

Visa Inc.	6,471	4.5%	7.3%	4,085	5.7%	7.4%	68,169	2,386	2.5%	7.1%	14,330
Visa Credit Programs
US	$1,047	9.3%	9.3%	$1,001	9.7%	9.7%	11,835	$46	1.1%	1.1%	62
Rest of World	1,787	7.5%	10.5%	1,588	8.7%	11.8%	18,461	198	-1.5%	0.8%	756

Visa Inc.	2,833	8.2%	10.0%	2,590	9.1%	11.0%	30,297	244	-1.0%	0.8%	818
Visa Debit Programs
US	$1,493	-3.2%	-3.2%	$1,106	-4.6%	-4.6%	29,523	$387	1.1%	1.1%	3,378
Rest of World	2,144	5.7%	12.0%	389	17.8%	24.9%	8,349	1,755	3.3%	9.5%	10,134

Visa Inc.	3,638	1.9%	5.2%	1,495	0.4%	1.7%	37,872	2,142	2.9%	7.9%	13,512

	For the 12 Months Ended March 31, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,598	18.5%	13.2%	$1,066	21.0%	14.6%	11,469	$533	13.8%	10.4%	2,483	530	631
Canada	237	9.7%	7.4%	217	10.0%	7.7%	1,924	20	6.6%	4.3%	41	24	32
CEMEA	849	24.9%	25.8%	151	35.3%	37.4%	2,409	698	22.9%	23.5%	4,071	250	251
LAC	1,007	19.4%	19.2%	358	23.8%	23.7%	7,807	649	17.2%	16.9%	3,792	391	420
US	2,500	8.4%	8.4%	2,072	8.3%	8.3%	41,640	428	8.8%	8.8%	3,568	521	676

Visa Inc.	6,191	14.8%	13.3%	3,863	13.9%	12.0%	65,248	2,328	16.2%	15.4%	13,954	1,716	2,009
Visa Credit Programs
US	$958	10.5%	10.5%	$913	10.5%	10.5%	10,643	$45	11.1%	11.1%	65	205	265
Rest of World	1,662	18.4%	13.9%	1,461	19.3%	14.6%	16,855	201	12.4%	9.4%	732	453	513

Visa Inc.	2,620	15.4%	12.6%	2,374	15.7%	12.9%	27,498	246	12.1%	9.7%	797	658	778
Visa Debit Programs
US	$1,542	7.1%	7.1%	$1,159	6.6%	6.6%	30,997	$383	8.5%	8.5%	3,503	315	410
Rest of World	2,029	20.5%	19.7%	331	30.0%	28.6%	6,753	1,699	18.8%	18.1%	9,654	742	820

Visa Inc.	3,571	14.3%	13.7%	1,490	11.1%	10.6%	37,750	2,082	16.8%	16.1%	13,157	1,058	1,231

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is reported quarterly by Visa’s members on their operating certificates and is subject to verification by Visa. On occasion, members may update previously submitted information.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. Rest of World includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross Border Volume

The table below represents cross border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Mar 31, 2013	10%	10%
Dec 31, 2012	11%	11%
Sep 30, 2012	7%	10%
Jun 30, 2012	10%	14%
Mar 31, 2012	15%	16%

12 Months Ended
Mar 31, 2013	9%	11%
Mar 31, 2012	16%	15%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table, and are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Mar 31, 2013	13,850	6%
Dec 31, 2012	14,159	4%
Sep 30, 2012	13,573	2%
Jun 30, 2012	13,113	1%
Mar 31, 2012	13,038	8%

12 Months Ended
Mar 31, 2013	54,695	3%
Mar 31, 2012	52,939	9%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on Visa Inc.’s CyberSource network.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Mar 31, 2013	1,608	25%
Dec 31, 2012	1,581	28%
Sep 30, 2012	1,363	25%
Jun 30, 2012	1,303	25%
Mar 31, 2012	1,281	26%

12 Months Ended
Mar 31, 2013	5,854	26%
Mar 31, 2012	4,649	29%